Exhibit 99.1


                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]


IMMEDIATE RELEASE
December 10, 2007

                        UNITED NATURAL FOODS PROMOTES CARL F. KOCH
                  AND ANNOUNCES EXECUTIVE APPOINTMENT OF ROBERT A. SIGEL

                      COMPANY ANNOUNCES 2007 ANNUAL MEETING RESULTS

Dayville, Connecticut - December 10, 2007 -- United Natural Foods, Inc. (Nasdaq:
UNFI) (the "Company") today announced the promotion of Carl F. Koch to the position of Vice President, Human Resources and the appointment of Robert A. Sigel, former president and CEO of Millbrook Distribution Services Inc. ("Millbrook"), to the newly created position of President of Specialty Distribution of UNFI. Mr. Sigel will continue as President of Millbrook, which was acquired by United Natural Foods in November 2007.

In making the announcements, Michael Funk, United Natural Foods' President and Chief Executive Officer, commented, "We continue to position the Company for sustainable growth and we see the wealth of operating experience and management skills of both Robert and Carl as integral components to the senior management team we are building at United Natural Foods."

Mr. Koch, age 39, joined United Natural Foods in 2001 and most recently served as the Company's Vice President of Risk and Compliance with corporate wide responsibilities for risk management and human resource functions. Prior to joining the Company, he worked for a nationwide construction staffing company as their Director of Finance and Risk Management and, previously, was a manager with the Liberty Mutual Insurance Group. He is a member of the Society for Human Resource Management and the Risk and Insurance Management Society. Mr. Koch graduated from Northeastern University in Boston with a BS in Finance & Insurance and Management and also holds a Masters in Business Administration from the University of Hartford.

Mr. Sigel, age 54, held several management positions at Millbrook since 1977, including Vice President, Sales and Merchandising, and Executive Vice President, and was a key factor in building the company from a small distributor to a full-line distributor with a substantial specialty food business and an extensive selection of health and beauty care items. In 1986, McKesson Corporation acquired Millbrook and Bob was promoted to President and CEO of Millbrook Distributors in 1990. He became a Corporate Vice President of McKesson in 1995, a position he held until 1997. He graduated from Bowdoin College with a BA in Economics and from Syracuse University with an MBA in Accounting and Finance.

2007 Annual Meeting Results

The Company also announced today the results of its Annual Meeting of Stockholders, held Thursday, December 6, 2007, at the Company's Western Region headquarters located at 1101 Sunset Boulevard, Rocklin, CA.

The Company's stockholders voted in favor of the two proposals presented for action at the annual meeting: the re-election of three incumbent independent directors, Gordon D. Barker, Gail A. Graham and Thomas B. Simone, to serve as Class II directors until the 2010 annual meeting of stockholders and the re-appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending August 2, 2008.

Stockholders can access a webcast replay of the annual meeting via the Investor Relations section of the Company's website at www.unfi.com. The webcast will be available on the Company's website through January 5, 2008.

About United Natural Foods

United Natural Foods, Inc. carries and distributes more than 40,000 products to more than 17,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. United Natural Foods, Inc. was ranked by Forbes in 2005 as one of the "Best Managed Companies in America," ranked by Fortune in 2006 and 2007 as one of its "Most Admired Companies," and ranked by Business Ethics as one of its "100 Best Corporate Citizens for 2006."

For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

AT THE COMPANY:                     FINANCIAL RELATIONS BOARD
--------------------------------------------------------------------------------
Mark Shamber                        Joseph Calabrese
Chief Financial Officer             General Information
(860) 779-2800                      (212) 827-3772

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's quarterly report on Form 10-Q filed with the Commission on December 6, 2007, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.